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                       Law Office of William M. Curtis
                               Attorney at Law
                             25241 Buckskin Drive
                     Laguna Hills, California  92653-5736
                             --------------------
                           Telephone (714) 831-0400
                             FAX  (714) 831-4141

VIA FAX (212) 308-3939

                                                      March 3, 1995
Terry L. Nagelvoort
Nagelvoort & Company, Inc.
450 Park Avenue
New York, NY  10022

                 RE: ROPAK CORPORATION WARRANTS

Dear Skip:

         Per my conversation with your son earlier this week, this will confirm the agreement that ROPAK Corporation has offered and agrees to repurchase all of the common stock purchase warrants in ROPAK held by Jet Partners at a price equal to the difference between $11.00 per share less the applicable exercise price per share. We calculate this figure to be $202,627.50 (representing the difference between $402,627.50 [$11.00 x 36,602.5 warrants] minus the $200,000 exercise price).

         To indicate your agreement and acceptance of this offer, please complete the information below as to wire-transfer instructions for the purchase price. You should then return to my office (i) a copy of this letter signed on behalf of Jet Partners, (ii) the attached TRANSFER OF WARRANT form signed by Jet Partners (it is not necessary to have your signature guaranteed) and (iii) if it can be located, the original of the warrant agreement or, alternatively, a brief letter from you stating the warrant agreement cannot be located and you represent it has not been assigned to any third party. We will instruct ROPAK to wire-transfer funds upon receipt by FAX of items (i) and (ii) properly executed (with the understanding that originals of items (i), (ii) and (iii) will follow by courier).

         The wire transfer information required is as follows:

         BANK ABA Routing Number:  021-000-128
                                  ------------------------------

         Name of BANK     Chemical Bank
                      ------------------------------------------

         Bank Address     270 Park Avenue
                      ------------------------------------------

                          New York, NY  10022
                      ------------------------------------------

         Bank contact person and telephone number:

                          Elizabeth Finn  (212) 270-0172
                      ------------------------------------------





                               EXHIBIT 10.49
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Terry L. Nagelvoort
March 3, 1995
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         Bank account name    Nagelvoort & Company, Inc.
                           -------------------------------------

         For credit to bank account number    XXX-XXXXXX
                                           ---------------------

         ROPAK's offer will be valid if accepted by you in writing via FAX as indicated above at any time on or prior to the close of business on Wednesday, March 8, 1995. Also enclosed for your reference is historical correspondence between us concerning the number of warrants and exercise price per share to reflect adjustments for stock dividends.

         In order to confirm in writing the substance of our prior discussions, I informed you that ROPAK believes LinPac Mouldings Limited remains interested in pursuing the acquisition of the minority equity interest in ROPAK, probably either by a tender offer or a merger proposal to the shareholders of ROPAK. We believe that is a logical conclusion that may be inferred from the continued purchase by LinPac of additional Ropak shares and the agreement by LinPac to nominate a majority of ROPAK's board. However, LinPac has not provided ROPAK with confirmation of that intent nor any indication of the timing of such a proposed transaction or the price that LinPac would propose in such a transaction. The Roper family has informed LinPac Mouldings Limited that the Roper family, absent material adverse changes in the affairs of ROPAK, would be opposed to any efforts by LinPac to acquire the minority interest in ROPAK at less than the $10.50 per share recently paid to members of the Roper Family on February 27, 1995 and would encourage a formal resolution by LinPac of its intentions by April 30, 1995 if that is legally possible. We are advised via
Schedule 13D filings made by Chesapeake Management and LinPac Mouldings that LinPac has purchased the shares formerly held by Chesapeake's affiliates at a price of $11.00 per share. ROPAK is not aware of any other recent purchases of ROPAK stock at a price higher than $11.00 either by LinPac or others.

                                           Sincerely,


                                           /S/ WILLIAM M. CURTIS
                                           William M. Curtis
                                              Corporate counsel and
                                              Assistant Secretary
                                              ROPAK Corporation

ACCEPTED & AGREED:

JET PARTNERS

By:   /S/ TERRY L. NAGELVOORT

Title:   Partner (Managing Partner) Jet Partners

cc:      William H. Roper, Ropak Corporation
         Ronald W. Cameron, Ropak Corporation





                               EXHIBIT 10.49